UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2018

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1230 Peachtree Street, NE, Suite 600

Atlanta, GA 30309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 446-2052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2018, Streamline Health Solutions, Inc. (the “Company”) elected Kenan H. Lucas to the Board of Directors of the Company (the “Board”).

Mr. Lucas currently serves as the Director and Co-Portfolio Manager of Harbert Discovery Fund GP, LLC. Prior to joining Harbert Discovery Fund in August 2014, Mr. Lucas had extensive investment experience including his work at Swander Pace Capital, a middle market private equity firm, where Mr. Lucas evaluated investment opportunities and monitored portfolio companies, advising on matters such as strategy, growth initiatives, acquisition opportunities and corporate financing options. Prior to Swander Pace Capital, Mr. Lucas worked at Cowen and Company, a middle-market investment bank.

Mr. Lucas currently serves on the board of directors of Qumu Corporation and Central Environmental Services, LLC. He has an M.B.A. from the University of Virginia Darden School of Business, and a B.A. in Economics from Vanderbilt University.

There are no related party transactions between Mr. Lucas and the Company reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: January 19, 2018	By:	/s/ Nicholas A. Meeks
	Name:	Nicholas A. Meeks
	Title:	Senior Vice President and Chief Financial Officer